EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation of our Independent Auditors' Report dated February 24, 2003, on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2002 and 2001 and for the period from inception on January 1, 1999 to December 31, 2002, and to the reference to us as experts, in this Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around December 22, 2003.






                         /S/ STONEFIELD JOSEPHSON, INC.
                         CERTIFIED PUBLIC ACCOUNTANTS
                         SANTA MONICA, CALIFORNIA
                         DECEMBER 19, 2003